As filed with the Securities and Exchange Commission on , 2007
Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITY WIRELESS CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1940650
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

7438 Fraser Park Drive

Burnaby, British Columbia

Canada, V5J 5B9

(Address of Principal Executive Offices)

AGREEMENT REGARDING CONSULTING SERVICES

(Full title of the plan)

NRAI, Inc.
Suite 108 – 100 Canal Pointe Blvd.
Princeton, NJ 08540
609.716.0300
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Unity Wireless Corporation
Common Stock, par value $0.001	5,000,000	$0.11	$550,000	$64.73

(1)

Consists of common stock of Unity Wireless Corporation to be issued under the Agreement Regarding Consulting Services.  Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events.

(2)

Determined in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers 5,000,000 additional common shares for issuance under the Agreement for Consulting Services, pursuant to the terms of Phase II of that agreement.  This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-142981) filed by the Registrant with the Securities and Exchange Commission on May 15, 2007.

PART II -  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

Exhibit	Description

5.1	Opinion of Morton & Company
23.1	Consent of an Independent Registered Accounting Firm
23.2	Consent of Counsel (see Exhibit 5.1)
24.1	Power of Attorney (Contained on the signature page of this Registration Statement)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, province of British Columbia, Canada on June 27, 2007.

UNITY WIRELESS CORPORATION

By:

/s/ Ilan Kenig

Ilan Kenig

Chief Executive Officer and Director

POWER OF ATTORNEY

The directors whose signatures appear below hereby constitute and appoint Ilan Kenig, their true and lawful attorney and agent, with full power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Title

Date

/s/ Ilan Kenig____ ___ Ilan Kenig	Director, Chief Executive Officer	June 27, 2007
/s/ Andrew Chamberlain_ Andrew Chamberlain	Director	June 27, 2007

/s/ Ken Maddison _ _ __ Ken Maddison	Director	June 27, 2007

/s/ Doron Nevo____ _ __ Doron Nevo	Director	June 27, 2007

/s/ Victor Halpert_____ _ Victor Halpert	Director	June 27, 2007
/s/ David Golschmidt__ _ David Golschmidt	Director	June 27, 2007
/s/ Elie Barr_________ _ Elie Barr	Director	June 27, 2007